UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of Eloxx Pharmaceuticals, Inc. (the “Company”) was held on May 20, 2020.

(b) Stockholders voted on the matters set forth below:

Proposal 1. Election of Directors:

	For	Withheld	Broker Non-Votes
Zafrira Avnur, Ph.D.	20,901,103	86,487	6,223,430
Tomer Kariv	20,890,688	96,902	6,223,430
Martijn Kleijwegt	20,923,026	64,564	6,223,430
Silvia Noiman, Ph.D., M.B.A.	20,917,597	69,993	6,223,430
Ran Nussbaum	20,877,141	110,449	6,223,430
Steven Rubin	18,138,879	2,848,711	6,223,430
Jasbir Seehra, Ph.D.	20,900,883	86,707	6,223,430
Gadi Veinrib	20,900,573	87,017	6,223,430
Gregory C. Williams, Ph.D., M.B.A.	20,918,642	68,948	6,223,430

Proposal 2. Ratification of Appointment Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020:

For	27,164,875
Against	23,624
Abstain	22,521
Broker Non-Votes	0

Proposal 3. Advisory Vote on Executive Compensation:

For	20,867,124
Against	113,878
Abstain	6,588
Broker Non-Votes	6,223,430

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: May 22, 2020	By:	/s/ Neil S. Belloff
Neil S. Belloff
Chief Operating Officer, General Counsel and Corporate Secretary